Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2015 Stock Option and Incentive Plan and the 2015 Employee Stock Purchase Plan of Voyager Therapeutics, Inc. of our report dated March 14, 2018 with respect to the consolidated financial statements of Voyager Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP
Boston, Massachusetts
March 14, 2018